Exhibit 99.1

Execution Version

Dated March 20, 2025

LIBERTY TRIPADVISOR HOLDINGS, INC.,

as Borrower

the Guarantors from time to time party hereto,

and

TRIPADVISOR, INC.,

as the Lender

LOAN AGREEMENT

LOAN AGREEMENT, dated as of March 20, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among Liberty TripAdvisor Holdings, Inc., a Delaware corporation, as borrower (the “Borrower”), the Guarantors from time to time party hereto, and Tripadvisor, Inc., a Delaware corporation, as lender (in its individual capacity, “TRIP” and in its capacity as a lender, the “Lender”).

The Borrower has requested that the Lender extend credit in the form of term loans, the proceeds of which are to be provided to the Borrower in the manner set forth in this Agreement in an aggregate principal amount not in excess of U.S. $330,805,418.

The Lender is willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms

As used in this Agreement, the following terms shall have the meanings specified below:

“Adjusted Term SOFR” shall mean, an interest rate per annum equal to (a) the Term SOFR for the Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined shall be less than zero, such rate shall be deemed to be zero.

“Affiliate” shall mean, when used with respect to any party, any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act; provided, that, for purposes of this Agreement (a) none of the Lender or any of its Subsidiaries shall be deemed to be Affiliates of the Borrower or any of its Subsidiaries, (b) none of the Borrower or any of its Subsidiaries shall be deemed to be Affiliates of the Lender or any of its Subsidiaries, (c) none of the Persons listed in the following clauses (i) – (vi) shall be deemed to be Affiliates of the Borrower or its Subsidiaries or any of their respective Investees or any Person listed in any other such clause: (i) QVC Group, Inc. taken together with its Subsidiaries and any of their respective Investees, (ii) Liberty Global plc taken together with its Subsidiaries and any of their respective Investees, (iii) Liberty Latin America Ltd. taken together with its Subsidiaries and any of their respective Investees, (iv) Atlanta Braves Holdings, Inc. taken together with its Subsidiaries and any of their respective Investees, (v) Liberty Media taken together with its Subsidiaries and any of their respective Investees, (vi) Liberty Broadband Corporation taken together with its Subsidiaries and any of their respective Investees, and (vii) any entity that is a spinoff of any of the entities listed in the immediate clauses (i) – (vi) taken together with any of their Subsidiaries and any of their respective Investees, and (d) neither Certares nor any of its Affiliates, including any portfolio company (as such term is commonly understood in the private equity industry) of a fund managed by Certares or its Affiliates, will be deemed to be an Affiliate of the Borrower or any of its Subsidiaries or any of their respective Investees. For purposes of this definition, and for the avoidance of doubt, (A) natural persons shall not be deemed to be Affiliates of each other and (B) no Person shall be an Affiliate of any other Person solely because they share one or more common officers or members of their respective board of managers, board of directors or other controlling governing body.

“Affiliated Holders” shall mean, with respect to any specified natural person, (a) such specified natural person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified natural person and each of the persons referred to in clause (a) of this definition and, in the event of the incompetence or death of such specified natural person or any of the persons referred to in clause (a) of this definition, such person’s executor, administrator, committee or other personal representative or similar fiduciary, (c) any trusts or private foundations created primarily for the benefit of, or Controlled at the time of creation by, such specified natural person or any of the Persons referred to in clause (a) or (b) of this definition, or any trusts or private foundations created primarily for the benefit of any such trust or private foundation or for charitable purposes, and (d) any company, partnership, trust or other entity or investment vehicle Controlled by such specified natural person or any of the Persons referred to in clause (a), (b) or (c) of this definition or the holdings of which are for the primary benefit of any such Persons.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Borrower (if required), in the form of Exhibit A or such other form as shall be approved by the Lender.

“A&R Company Bylaws” shall have the meaning set forth in the Merger Agreement.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrowing Request” shall have the meaning assigned to such term in Section 2.3.

“Business Day” shall mean any day of the year on which banks are not required or authorized by Law to close in New York City, NY; provided that when used in connection with a Term SOFR Loan or any interest rate settings, fundings, disbursements, settlements or payments of a Term SOFR Loan, or any other dealings in respect of Loans referencing Adjusted Term SOFR, the term “Business Day” shall also exclude any day that is not a US Government Securities Business Day.

“Carrying Credit” shall mean “carrying credit” as defined under Regulation U, which, for the avoidance of doubt, means credit that enables a customer to maintain, reduce, or retire indebtedness originally incurred to purchase a security that is currently a Margin Stock.

“Certares” shall mean Certares Management LLC and its Affiliates.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation by any Governmental Authority thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Change of Control” shall mean the acquisition of “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date), directly or indirectly, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), other than the Permitted Holders (or a group Controlled by Permitted Holders), of shares representing more than 50% of the total voting power represented by the issued and outstanding capital stock of the Borrower.

“Class B Shares” shall mean the Class B common stock of TRIP, par value $0.001 per share.

“Closing Date” shall mean March 20, 2025.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (or a successor administrator).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all of the assets, whether personal, tangible or intangible on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Accounts” shall mean (a) each securities account opened and maintained by a Custodian for the benefit of a Loan Party and pledged to the Lender pursuant to the Pledge Agreement to secure the repayment of the Obligations, any sub-accounts thereof and any accounts in substitution therefor or in addition thereto and (b) each depository account (other than the deposit accounts identified on Schedule V in the schedules to the Security Agreement on the date hereof) opened and maintained for the benefit of a Loan Party and pledged to the Lender pursuant to the Security Document to secure the repayment of the Obligations, any sub-accounts thereof and any accounts in substitution therefor or in addition thereto.

“Commitment” shall mean U.S. $330,805,418.

“Commitment Termination Date” shall mean September 18, 2025 at 11:59 p.m. (EST).

“Common Shares” shall mean the common stock of TRIP, par value $0.001 per share.

“Company Disclosure Letter” shall have the meaning assigned to such term in the Merger Agreement.

“Company Plan” shall mean any benefit and compensation plan, policy, program or arrangement maintained, sponsored or contributed to by the Borrower or any of its Subsidiaries covering current or former employees of the Borrower and its Subsidiaries and current or former directors of the Borrower, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any incentive and bonus, deferred compensation, stock purchase, employment, retirement, severance, restricted stock, stock option, stock appreciation rights or stock based plans, excluding any statutory plans.

“Company Reports” shall mean all forms, statements, certifications, reports and documents required to be filed or furnished by the Borrower with or to the U.S. Securities and Exchange Commission pursuant to the Exchange Act or the Securities Act since December 31, 2022.

“Company Stock Plan(s)” shall mean each of the Borrower’s (a) 2019 Omnibus Incentive Plan (as defined in the Merger Agreement) and (b) 2014 Omnibus Incentive Plan (as defined in the Merger Agreement).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean any account control agreement by and among a Loan Party, a Custodian or a depository bank, as applicable, and the Lender relating to the control of one or more securities account or deposit account and the assets held therein or credited thereto, in each case in form and substance reasonably satisfactory to the Lender, effective to grant “control” (within the meaning of Articles 8 and 9 of the applicable UCC) over such account to the Lender.

“Custodian” shall mean the Person identified as the custodian or securities account intermediary with respect to a Collateral Account in the schedules to the Pledge Agreement delivered on or prior to the Closing Date.

“Debtor Relief Law” shall have the meaning assigned to such term in Section 3.3.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Dollars” or “U.S.$” shall mean lawful money of the United States of America.

“Eligible Assignee” shall mean any Subsidiary of TRIP.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” shall have the meaning set forth in the definition of “Company Plan”.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code. For the avoidance of doubt, Lender and its subsidiaries shall not be considered ERISA Affiliates of the Borrower and its Subsidiaries.

“ERISA Event” shall mean (a) any reportable event (within the meaning of Section 4043 of ERISA or the regulations issued thereunder) with respect to a Company Plan, other than an event for which the 30-day notice period is waived; (b) a failure by any Company Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Company Plan, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Company Plan; (d) a determination that any Company Plan is, or is expected to be, in at-risk status (within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Company Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Company Plan or Plans or to appoint a trustee to administer any Company Plan; (g) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Company Plan or Multiemployer Plan; (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Title IV of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the occurrence of a non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) concerning any Company Plan and with respect to which the Borrower or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a party in interest (within the meaning of Section 406 of ERISA) or could otherwise be liable; or (j) any other event or condition with respect to a Company Plan or Multiemployer Plan that could result in liability of the Borrower or any ERISA Affiliate.

“Event of Default” shall have the meaning assigned to such term in Article VIII.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchangeable Debentures” shall mean the 0.50% Exchangeable Senior Debentures due 2051.

“Exchangeable Senior Debentures Indenture” shall mean the Indenture, dated as of March 25, 2021, by and between the Borrower and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of December 18, 2024, and as otherwise amended or supplemented on or prior to the date of this Agreement pursuant to which the Borrower issued the Exchangeable Debentures.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to the Lender immediately before it changed its lending office, (c) Taxes attributable to the Lender’s failure to comply with Section 2.15(g) and (d) any withholding Taxes imposed under FATCA.

“Existing Transfer Restrictions” shall mean Transfer Restrictions under the federal securities laws of the United States arising solely from (a) the fact that the Borrower is an “affiliate” (within the meaning of Rule 144) of the Lender, (b) any lien routinely imposed on all securities by the Exchange or (c) the Class B Shares and Restricted Common Shares being “restricted securities” within the meaning of Rule 144, including any holding period restrictions under Rule 144(d). Transfer Restrictions as a result of the notice requirements described in Sections 2.05 and 2.06 of the Governance Agreement as in effect on the Closing Date shall constitute “Existing Transfer Restrictions.”

“Facility” shall mean the U.S.$ term loan facility provided for by this Agreement.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“FCPA” shall have the meaning assigned to such term in Section 3.18.

“Funding Date” shall mean the Business Day set forth in the Borrowing Request delivered pursuant to Section 2.3 by the Borrower to the Lender for which the Borrower requests, and the Lender advances, a Loan.

“GAAP” shall mean United States generally accepted accounting principles.

“Governance Agreement” shall mean the Governance Agreement, dated as of December 20, 2011, by and among TRIP and Qurate Retail, Inc. (n/k/a QVC Group, Inc.), as amended by the Assignment and Assumption of Governance Agreement, dated as of August 11, 2014, by and among TRIP, the Borrower and Liberty Interactive Corporation.

“Governmental Authority” shall mean any domestic, foreign or transnational governmental, competition or regulatory authority, court, arbitral tribunal, agency, commission, body or other legislative, executive or judicial governmental entity or self-regulatory agency.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantee and Collateral Requirement” shall mean the requirement that:

(a) the Lender shall have received from the Borrower and each Subsidiary in the case of any Person that becomes a Subsidiary after the Closing Date, a supplement to this Agreement, in form and substance reasonably satisfactory to the Lender, duly executed and delivered on behalf of such Person;

(b) the Lender shall have received from the Borrower and each Subsidiary (i) in the case of the Borrower and each Person that is a Subsidiary on the Closing Date, a counterpart of the Security Agreement and Pledge Agreement, each duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Subsidiary after the Closing Date, a supplement to the Security Agreement and Pledge Agreement, in the form specified therein, duly executed and delivered on behalf of such Person;

(c) in the case of any Person that becomes a Subsidiary after the Closing Date, the Lender shall have received, to the extent reasonably requested by the Lender, documents, opinion of counsel and certificates with respect to such Subsidiary of the type referred to in Section 4.2(b);

(d) the Lender shall, to the extent required by the Security Documents, have received (i) certificates or other instruments representing all certificated Equity Interests owned by each Loan Party, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, and (ii) all promissory notes owned by each Loan Party, together with undated instruments of transfer with respect thereto endorsed in blank; and

(e) all documents and instruments, including Uniform Commercial Code financing statements, required by the Loan Documents or reasonably requested by the Lender to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Lender for filing, registration or recording.

Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document:

(i) no Loan Party shall be required to take any action with respect to the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, if and for so long as the Lender and the Borrower reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, shall be excessive in relation to the benefit to be afforded to the Lender therefrom;

(ii) nothing in this definition shall require the creation or perfection of pledges of or security interests in any Excluded Asset (as defined in the Security Agreement);

(iii) no Loan Party shall be required to obtain any landlord, mortgagee or bailee waivers, estoppels, collateral access agreements or similar third party agreements;

(iv) no Loan Party shall be required to obtain any mortgages in respect of real property;

(v) no Loan Party shall be required to enter into any control agreement or similar arrangement with respect to the deposit accounts identified on Schedule V in the schedules to the Security Agreement on the date hereof; and

(vi) no Loan Party shall be required to (A) take any action to create or perfect pledges of, or security interests in, any asset under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia (including any Equity Interests issued by any Subsidiary or other Person organized under the laws of any such jurisdiction), (B) execute any Security Document governed under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia or (C) make any filing or recording, or conduct any Lien or other search, in any jurisdiction other than the United States of America, any State thereof or the District of Columbia, in each case, other than with respect to any Subsidiary that is incorporated or organized other than under the laws of the United States of America, any State thereof or the District of Columbia.

“Guarantors” shall mean, collectively, the Borrower and each Subsidiary of the Borrower.

“Indebtedness” of any Person shall mean, without duplication, all obligations or undertakings by such Person (a) for borrowed money (including deposits or advances of any kind to such Person); (b) evidenced by bonds, debentures, notes or similar instruments; (c) for capitalized leases or to pay the deferred and unpaid purchase price of property or equipment (provided, that the application of GAAP shall be interpreted as if FASB Accounting Standards Codification Topic 842, Accounting for Leases, had not taken effect); (d) pursuant to securitization or factoring programs or arrangements; (e) under swaps, options, derivatives and other hedging agreements, transactions or arrangements (assuming they were terminated on the date of determination); (f) under letters of credit, bank guarantees, performance bonds and surety bonds, but, in each case, only to the extent they have been drawn upon and (g) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person of the type described in clauses (a) through (f). Notwithstanding the foregoing, “Indebtedness” shall not include (i) any obligations that are solely between and among any of the Borrower and its wholly owned Subsidiaries that are Loan Parties, (ii) any deferred revenue and (iii) any obligations associated with lease classified as operating leases in the Company Reports.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.5(b).

“Information” shall have the meaning assigned to such term in Section 10.16.

“Initial Funding Date” shall mean the Funding Date for the Initial Loan.

“Initial Loan” shall mean the meaning set forth in Section 2.2(a).

“Interest Payment Date” shall have the meaning assigned to such term in Section 2.6(a).

“Interest Period” shall mean the period commencing on the Funding Date of such Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“Interest Rate” shall have the meaning assigned to such term in Section 2.6(a).

“Investee” of any Person shall mean any Person in which such first Person owns or controls an equity or voting interest.

“Investment Agreement” shall mean that certain Investment Agreement, dated as of March 15, 2020, by and among the Borrower, Certares Holdings LLC, Certares Holdings (Blockable) LLC, Certares Holdings (Optional) LLC and Gregory B. Maffei, as assigned to Certares LTRIP LLC and as amended by the Stock Repurchase Agreement, dated as of March 22, 2021, by and between Borrower and Certares LTRIP

LLC, and as further amended by the Side Letter dated December 18, 2024, between Certares LTRIP LLC and Liberty TripAdvisor Holdings, Inc. and otherwise as in effect on the date hereof (subject to any permitted assignment thereunder by any of Certares Holdings LLC, Certares Holdings (Blockable) LLC or Certares Holdings (Optional) LLC or their respective permitted assigns).

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” shall mean the actual knowledge of Gregory B. Maffei, Renee L. Wilm, Brian J. Wendling and Ben Oren.

“Laws” shall mean any federal, state, local, foreign or transnational law, statute or ordinance, common law, rule, regulation, constitution, treaty, convention, code, Order, or other similar requirement enacted, adopted or applied by a Governmental Authority.

“Lender” shall have the meaning assigned to such term in the introductory statement to this Agreement and include any successors and/or assigns of Lender.

“Lien” shall mean any lien, charge, pledge, security interest, claim or other encumbrances.

“Loan” shall mean each advance made by the Lender to the Borrower pursuant to Section 2.1.

“Loan Documents” shall mean this Agreement, the Security Documents, the promissory notes, if any, executed and delivered pursuant to Section 2.4(d) and any other document executed by any Loan Party for the benefit of the Lender in connection with the foregoing and designated as a Loan Document.

“Loan Parties” shall mean the Borrower and each other Guarantor.

“Margin Stock” shall have the meaning assigned to such term in Regulation U, which, for the avoidance of doubt, means (a) any equity security registered or having unlisted trading privileges on a national securities exchange; (b) any OTC Market Group security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission; (c) any debt security convertible into a margin stock or carrying a warrant or right to subscribe to or purchase a margin stock; (d) any warrant or right to subscribe to or purchase a margin stock; or (e) any security issued by an investment company registered under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a-8), other than: (i) a company licensed under the Small Business Investment Company Act of 1958, as amended (15 U.S.C. 661); (ii) a company which has at least 95 percent of its assets continuously invested in exempted securities (as defined in 15 U.S.C. 78c(a)(12)); (iii) a company which issues face amount certificates as defined in 15 U.S.C. 80a-2(a)(15), but only with respect of such securities; or (iv) a company which is considered a money market fund under SEC Rule 2a-7 (17 CFR 270.2a-7).

“Material Adverse Effect” shall mean (a) a material adverse effect on or material adverse change in the validity, legality or enforceability of any Loan Document or the rights or remedies of the Lender thereunder or (b) any change, event, development, circumstance or effect that individually or taken together with any other change, event, development, circumstance or effect has, or would reasonably be expected to have, a material adverse effect on the business, assets, condition (financial or otherwise), properties, liabilities, operations or results of operations of the Borrower and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and there shall not be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect: (a) changes in, or events generally affecting, the U.S. or global financial, securities or capital markets, (b) general economic or political conditions in the United States or any foreign jurisdiction in which the Borrower or any of its Subsidiaries operate, including any changes in currency exchange rates, interest rates, credit availability and liquidity, trading volumes, monetary policy or inflation, (c) changes in, or events generally affecting, the industries in which the Borrower or any of its Subsidiaries operate, (d) any natural or man-made disaster or acts of God, including earthquakes, floods, hurricanes, tornados, volcanic eruption, epidemics, pandemics or disease outbreak (including COVID-19) or any outbreak or escalation of hostilities, civil disobedience, acts of terrorism, sabotage, riots, demonstrations, public disorders, military action or war (whether or not declared) or any other national or international calamity or any escalation or worsening thereof, (e) any failure by the Borrower or any of its Subsidiaries to meet any internal or published budgets, projections, estimates, forecasts or predictions in respect of financial or operating performance for any period, (f) a decline in the price of the Shares (as defined in the Merger Agreement), or a change in the trading volume of the Shares, on the OTC (as defined in the Merger Agreement), (g) any change, event, development, circumstance or effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the price of the Parent Shares (as defined in the Merger Agreement) owned by the Borrower or its Subsidiaries, provided that the exceptions in clauses (e), (f) and (g) shall not prevent or otherwise affect a determination that any change, event, effect, circumstance or development underlying such failure or decline or change, event, development, circumstance or effect (if not otherwise falling within any of the exclusions pursuant to the other clauses of this definition) has resulted in, or contributed to, a Material Adverse Effect, (h) changes in Law (or interpretation thereof), including in the repeal thereof, or in the enforcement thereof, (i) changes in U.S. generally accepted accounting principles (“GAAP”) (or authoritative interpretation thereof), including in the repeal thereof, or in the enforcement thereof, (j) the taking of any specific action expressly required by the Merger Agreement or taken with TRIP’s written consent or the failure to take any specific action expressly prohibited by the Merger Agreement and as for which TRIP declined to consent, (k) the announcement, pendency or consummation of the Transaction Documents (as defined in the Merger Agreement) or the transactions contemplated thereby, including the impact thereof on the relationships with customers, suppliers, distributors, partners, other third parties with whom the Borrower has a relationship or employees (including, but not limited to, any cancellation of or delays in customer orders, any reduction in sales, any disruption in or loss of customer, supplier, distributor, partner or similar relationships, or any loss of employees) (it being understood and agreed that this clause (k) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, delivery or the announcement of the Transaction Documents (as defined in the Merger Agreement) or the consummation of the transactions thereby), (l) any litigation brought by stockholders of the Borrower alleging breach of fiduciary duty or inadequate disclosure in connection with the Merger Agreement or any of the transactions contemplated thereby, (m) the departure or threatened departure of, or adverse change or threatened adverse change in, the relationship of the Borrower or any of its Subsidiaries with its employees or (n) any matters disclosed in Section 9.15(a) of the Company Disclosure Letter; provided, however, that the changes, events, effects, circumstances or developments set forth in the foregoing clauses (a), (b), (c), (d), (h) and (i) shall be taken into account in determining whether a “Material Adverse Effect” has occurred to the extent such changes, events, effects, circumstances or developments have had a disproportionate adverse effect on the Borrower and its Subsidiaries, taken as a whole, relative to other participants in the industries in which the Borrower and its Subsidiaries operate, but, in such event, only the incremental disproportionate impact of such changes, events, effects, circumstances or developments shall be taken into account in determining whether a “Material Adverse Effect” has occurred; provided, however, that TRIP’s and its Subsidiaries’ businesses, assets, conditions (financial or otherwise), properties, liabilities, operations and/or results of operations and any change, event, effect, circumstance or development with respect thereto shall be excluded for purposes of any determination as to the existence of a Material Adverse Effect.

“Material Contract” shall have the meaning assigned to such term in the Merger Agreement.

“Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of December 18, 2024, by and among the Borrower, the Lender and Telluride Merger Sub Corp., a Delaware corporation, as it may be amended or modified from time to time in accordance with its terms; provided that if the Merger Agreement is terminated or otherwise not in effect, “Merger Agreement” shall mean the Merger Agreement as in effect immediately prior to such termination or cessation of effectiveness.

“Multiemployer Plan” shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, that is or has been maintained, sponsored or contributed to by Borrower or any ERISA Affiliate.

“Non-U.S. Lender” shall have the meaning specified in Section 2.15(g).

“Note” or “Notes” shall mean a promissory note or promissory notes substantially in the form of Exhibit B.

“Obligations” shall mean (a) the due and punctual payment by the Borrower of the principal of and premium, if any, and interest (including interest accruing, at the rate specified herein, during the pendency of any proceeding under Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding) on all Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) the due and punctual payment or performance by the Borrower of all other monetary obligations under this Agreement and by any other Loan Party of all other monetary obligations under any other Loan Document to which it is a party, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations accruing, at the rate specified herein or therein, or incurred during the pendency of any proceeding under Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding).

“Order” shall mean any order, judgment, injunction, ruling, writ, award or decree of any Governmental Authority.

“Other Connection Taxes” shall mean, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loans or any Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” shall have the meaning specified in Section 10.4(e).

“Party” shall mean a party to this Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Holders” shall mean (a) John C. Malone or Gregory B. Maffei or (b) each of the respective Affiliated Holders of the persons referred to in clause (a) of this definition.

“Permitted Liens” shall mean (a) Liens for Taxes not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves in the financial statements have been established and provided for in accordance with GAAP, (b) Liens arising in the ordinary course of business in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens, (c) (i) Liens affecting the interest of the grantor of any easements benefiting owned real property and (ii) Liens of record attaching to real property, fixtures or leasehold improvements that, in each case, would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted, (d) Liens (i) securing any Indebtedness of the Borrower and its Subsidiaries, which Liens are expected to be released at Closing (as defined in the Merger Agreement), (ii) reflected in the consolidated balance sheet of the Borrower as of September 30, 2024 and the notes thereto set forth in the Borrower’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2024 and/or (iii) [reserved], (e) Liens, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, rights-of-way, covenants, restrictions, and other similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Subsidiaries as presently conducted, (f) any license, covenant or other right to or under any Intellectual Property granted in the ordinary course of business, (g) imperfections or irregularities in the chain of title for Intellectual Property evident from the records of the applicable Governmental Authority maintaining the application or registrations thereof, (h) any Liens occurring under the applicable organizational documents, (i) Liens of landlords arising under Real Property leases and Liens affecting title of landlords of property subject to Real Property leases, (j) any interest or title of a lessor of any assets being leased pursuant to an equipment lease and (k) Liens caused, created or arising under the Merger Agreement or the Loan Documents.

“Permitted Transfer Restrictions” shall mean (a) the Existing Transfer Restrictions as of the Closing Date; and (b) Transfer Restrictions arising from Permitted Liens, the Loan Documents, the Merger Agreement or the Investment Agreement.

“Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

“Pledge Agreement” shall mean the Pledge Agreement, dated as of the Closing Date, among the Borrower, the Subsidiaries party thereto and the Lender, together with all supplements thereto.

“Real Property” shall mean any fee interest in land, or buildings, structures or any other improvements (excluding any such improvements consisting of fixtures) located on land.

“Register” shall have the meaning assigned to such term in Section 2.15(j).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Restated Company Certificate of Incorporation” shall have the meaning assigned to such term in Section 5.1(d).

“Restricted Common Shares” shall mean those certain 4,799,848 shares of common stock of Lender, par value $0.001 per share, originally acquired from an affiliate of TRIP and separately identified as such by the Borrower.

“Rule 144” shall mean Rule 144 under the Securities Act, or any successor provision.

“Scheduled Maturity Date” shall mean (A) the earlier of (x) the Termination Date (as defined in the Merger Agreement) and (y) the day that is fifteen (15) Business Days after the termination of the Merger Agreement or (B) such other date later than the date set forth in the immediately preceding clause (A) as may be agreed by the Borrower and TRIP.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security” shall mean the security interests created in respect of the obligations of the Borrower under any of the Loan Documents pursuant to the Security Documents.

“Security Agreement” shall mean the Security Agreement, dated as of the Closing Date, among the Borrower, the Subsidiaries party thereto and the Lender, together with all supplements thereto.

“Security Documents” shall mean the Security Agreement, the Pledge Agreement, the Control Agreements, and each of the other agreements, instruments and documents executed and delivered pursuant to the foregoing.

“Series A Common Stock” shall have the meaning assigned to such term in Section 6.1(a).

“Series B Common Stock” shall have the meaning assigned to such term in Section 6.1(a).

“Shares” shall mean all of the Common Shares, the Class B Shares and Restricted Common Shares.

“Subsidiary” shall mean, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries; provided, that, none of TRIP or any of its Subsidiaries shall be deemed a Subsidiary of the Borrower or any of its Subsidiaries.

“Taxes (including the term “Tax”)” shall mean all federal, state, local and foreign taxes, profits, franchise, gross receipts, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, use, real and personal property, withholding, excise, value added, transfer, employee, estimated taxes or assessments in the nature of tax, in each case that is imposed by a Governmental Authority.

“Tax Return” shall mean all returns and reports with respect to Taxes (including any information return, claim for refund, amended return, declaration of estimated Tax, election or disclosure) or any amendment to any of the foregoing required to be supplied to a Tax authority relating to Taxes.

“Term SOFR” shall mean the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Loan, the rate per annum published by the CME Term SOFR Administrator and identified by the Lender as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for a one-month period has not been published by the CME Term SOFR Administrator then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Transfer Restrictions” shall mean, with respect to any property (including, in the case of securities, security entitlements in respect thereof), any condition to or restriction on the ability of the holder thereof to sell, assign, pledge or otherwise transfer such property or item of collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including (i) any requirement that any sale, assignment, pledge or other transfer or enforcement of such property or item of collateral be subject to any volume limitations or be consented to or approved by any person, including the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such property or item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such property or item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such property or item of collateral, (iv) any registration or qualification requirement or prospectus delivery requirement for such property or item of collateral pursuant to any federal, state or foreign securities law (including any such requirement arising under the Securities Act), (v) any condition to or restriction on the ability of a potential purchaser, assignee or transferee to acquire such property or item of collateral from the holder thereof and (vi) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; except that the required delivery of any assignment, instruction or entitlement order from the Borrower or any pledgor, assignor or transferor of such property or item of collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute such a condition or restriction.

“TRIP Business Combination” shall have the meaning assigned to such term in Section 6.2(c).

“TRIP Credit Agreement” shall mean that certain Credit Agreement, dated as of June 26, 2015, among TRIP, the other “Borrowers” (as defined therein) from time to time party thereto, the “Lenders” (as defined therein) from time to time party thereto and JPMorgan Chase Bank, N.A., as “Administrative Agent” (as defined therein).

“TRIP Lenders” shall mean any “Lender” (as defined in the TRIP Credit Agreement) under the TRIP Credit Agreement.

“UCC” shall mean the New York UCC; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2 Terms Generally

The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “shares” includes stock, shares and other securities of any kind. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, (c) any definition of or reference to any statute, rule or regulation shall be construed as referring to such statute, rule or regulation as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (d) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof and (e) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

Section 1.3 Determinations

Where any determination is to be made under this Agreement and no party is expressly given responsibility for making that determination, the Lender will make that determination (acting in good faith and in a commercially reasonable manner).

ARTICLE II

THE FACILITY

Section 2.1 Facility

Subject to the terms and conditions set out in this Agreement and relying upon the representations and warranties herein set forth, the Lender agrees to make available to the Borrower a U.S.$ term loan facility in a principal amount not to exceed the Commitment. Amounts paid or prepaid in respect of the Loans may not be reborrowed.

Section 2.2 Loans

(a) Initial Loan. Subject to the terms and conditions set forth herein, the Lender agrees to make a single Loan to the Borrower on the Closing Date in an aggregate amount not to exceed the Commitment (the “Initial Loan”).

(b) Upsize Loans. Subject to the terms and conditions set forth herein, from the Closing Date up and until the Commitment Termination Date, the Lender agrees to make additional advances to the Borrower on any Business Day in an aggregate amount not to exceed the Commitment minus any Initial Loan (any additional advance, an “Upsize Loan”) in accordance with the terms of this Agreement. Any Upsize Loan funded on or after the Closing Date shall have the same terms as, shall be treated as comprising a single class with, and shall be fungible with, the Initial Loan for all purposes.

(c) Subject to the terms and conditions set forth in this Agreement, the Lender shall make each Loan on the applicable Funding Date set forth in the Borrowing Request by wire transfer of immediately available funds to an account designated by the Borrower in the Borrowing Request.

Section 2.3 Borrowing Procedure

In order to request (a) the Initial Loan, the Borrower shall notify the Lender of such request in writing on the proposed Funding Date (which shall be no later than 12:00 p.m., New York City time, on March 24, 2025) and (b) any other Loan, the Borrower shall notify the Lender of such request in writing not less than one (1) Business Day prior to the applicable Funding Date, in each case, such requests to be substantially in the form of Exhibit C (each a “Borrowing Request”). Such Borrowing Request shall be irrevocable and shall specify the following information: (i) the Funding Date of such Loan (which shall be a Business Day), (ii) the principal amount of such Loan in Dollars, (iii) the wiring instructions for the account(s) to which the funds are to be disbursed; provided that all Loan proceeds to be used to satisfy repurchase or exchange obligations with respect to the Exchangeable Debentures, as hereby directed by the Borrower in this Section 2.3 and for the benefit of the Borrower, shall be disbursed directly to the Paying Agent (as defined in the Exchangeable Senior Debentures Indenture), and (iv) a representation by the Borrower that each condition specified in Section 4.1 is satisfied on the date of the Borrowing Request.

As soon as made available by the trustee or paying agent to the Borrower with respect to the Exchangeable Debentures, the Borrower shall promptly provide any summary information on which of such debentures have been tendered for exchange or satisfaction and amounts payable with respect thereto (including pursuant to the Purchase Notice to Holders dated February 12, 2025).

Section 2.4 Evidence of Debt; Repayment of Loan

(a)	The Borrower hereby unconditionally promises to pay to the Lender the principal amount of the Loans and all accrued interest thereon in cash on the Scheduled Maturity Date.

(b)

The Lender shall maintain in its discretion an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from the Loans, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement.

(c)

The entries made in the accounts maintained pursuant to paragraph (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Lender to maintain such accounts, or any error therein, shall not in any manner affect the obligations of the Borrower to repay any Loan, and to pay accrued interest thereon, in accordance with its terms.

(d)

The Lender may request that any Loan be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to the Lender a promissory note payable to the Lender and its permitted assigns in a form and substance reasonably acceptable to the Lender. Notwithstanding any other provision of this Agreement, in the event the Lender shall request and receive such a promissory note, the interests represented by such promissory note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.4) be represented by one or more promissory notes payable to the payee named therein or its permitted assigns.

Section 2.5 [Reserved]

Section 2.6 Interest on Loan

(a)

Subject to the provisions of Section 2.7, each Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the outstanding principal amount thereof at Adjusted Term SOFR plus 6.00% per annum (the “Interest Rate”), which interest amount shall accrue daily and compound and be payable in kind quarterly in arrears, commencing on June 30, 2025 and then continuing thereafter on the last day of each fiscal quarter thereafter and on the Scheduled Maturity Date (each such date, an “Interest Payment Date”) and thereby increase the outstanding principal balance of such Loan on the Interest Payment Date by adding the accrued interest to the outstanding principal amount of the Loans; provided, that the Borrower shall pay all accrued and not yet paid in kind interest in cash on the Scheduled Maturity Date.

(b)	At the end of each Interest Period, the Borrower will be automatically deemed to have elected to continue the Interest Period for any borrowing.

Section 2.7 Default Interest

If (a) an Event of Default under Sections 8(b), 8(e) or 8(f) shall have occurred and be continuing, any amount due and payable by the Borrower hereunder shall automatically bear interest (after as well as before judgment) at the rate otherwise applicable to the Loans pursuant to Section 2.6 plus 2.00% per annum until such defaulted amount shall have been paid in full and (b) if any other Event of Default shall have occurred and be continuing, any amount due and payable by the Borrower hereunder shall, at the sole discretion of the Lender, bear interest (after as well as before judgment) at the rate otherwise applicable to the Loans pursuant to Section 2.6 plus 2.00% per annum until such defaulted amount shall have been paid in full. Any interest accruing under this Section 2.7 shall be payable by the Borrower on demand by the Lender.

Section 2.8 Termination of Commitment

The obligation of the Lender to make the Initial Loan pursuant to the Commitment shall automatically terminate on the Initial Funding Date. The obligation of the Lender to make any Upsize Loan pursuant to the Commitment shall automatically terminate on the Commitment Termination Date.

Section 2.9 Repayment of Loan

The Loans shall be due and payable in cash on the Scheduled Maturity Date or on any date in which the Obligations are accelerated pursuant to Section 8, together with accrued interest on the principal amount to be paid to but excluding the date of payment.

Section 2.10 Voluntary Prepayment

The Borrower may prepay the Loans, in whole or in part, solely upon the prior written consent of the Lender; provided that notwithstanding anything to the contrary in this Agreement, the Borrower may repay the Obligations in whole (other than unasserted contingent indemnification obligations) (but not in part) in cash, including with proceeds of secured or unsecured Indebtedness incurred by the Borrower and/or its Subsidiaries provided that such proceeds are funded directly to Lender (for the avoidance of doubt, only such proceeds required to satisfy the Obligations in full shall be funded directly to the Lender).

Section 2.11 [Reserved]

Section 2.12 [Reserved]

Section 2.13 Change in Legality

(a)

Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for the Lender to make or perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loans:

(i)	upon the Lender notifying the Borrower, the Loans of the Lender and the Commitments of the Lender will be immediately cancelled; and

(ii)

the Borrower shall repay the Lender’s participation in the Loans on the last day of the immediately following Interest Period after the Lender has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Borrower (being no earlier than the last day of any applicable grace period permitted by law).

Section 2.14 Payments

(a)

The Borrower shall make each cash payment (including principal of or interest on the Loans or any fees or other amounts) when due hereunder and under any other Loan Document not later than 5:00 p.m., New York City time, unless otherwise specified, in immediately available Dollars, without setoff, defense or counterclaim. Payments received by the Lender after 5:00 p.m., New York City time shall be deemed to be received on the next Business Day. Each such payment shall be made to the Lender at its offices in the United States, as specified by the Lender in writing from time to time.

(b)

Except as otherwise expressly provided herein, whenever any cash payment (including principal of or interest on the Loans or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

(c)

The Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan funded by the Lender to the Borrower, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

Section 2.15 Taxes

(a)	For purposes of this Section 2.15, the term “applicable law” includes FATCA.

(b)

Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.15(b)) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)	The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.

(d)

Without duplication of any other amounts received by the Lender under Section 2.15(b) or (c) or otherwise under any Loan Document, the Borrower shall indemnify the Lender, within twenty (20) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15(d)) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(e)	[Reserved]

(f)

As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(g)

(i)

If the Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document it shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(ii)	Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Lender that is not a U.S. Person (a “non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) prior to the date on which such non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1) in the case of a non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or, in either case, any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or, in either case, any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI (or any successor form);

(3) in the case of a non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E (or, in either case, any successor form); or

(4) to the extent a non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9 (or, in the case of any of the foregoing, any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the non-U.S. Lender is a partnership and one or more direct or indirect partners of such non-U.S. Lender are claiming the portfolio interest exemption, such non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)

any non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) prior to the date on which such non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(D)

without limiting the generality of the foregoing, if a payment made to the Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (ii), “FATCA” shall include any amendments made to FATCA after the Closing Date.

The Lender agrees that if any form or certification previously delivered by it expires or becomes obsolete or inaccurate in any material respect, the Lender will use commercially reasonable efforts to promptly update such form or certification or promptly notify the Borrower in writing of its inability to do so.

(h)

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)

Each party’s obligations under this Section 2.15 shall survive any assignment of rights by, or the replacement of, the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)

The Borrower hereby designates Lender and Lender agrees to serve, as the Borrower’s agent solely for purposes of this Section 2.15(j). The Lender shall maintain at its principal office (within the United States) a register (the “Register”) for the recordation of the names and addresses of the lenders, the percentages of such lenders and the Commitments of, and the principal amount (and stated interest) of each type of advance owing to, each such lender from time to time. The Borrower, Lender and any other lenders may treat each Person whose name is recorded in the Register as the owner of the advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any lender upon reasonable notice to the Lender and a copy of such information shall be provided to any such party on their prior written request. Notwithstanding anything to the contrary in this Agreement, no assignment or transfer of a Loan or Commitment shall be effective until recorded in the Register.

(k)

If the Borrower is required to pay any Indemnified Taxes or additional amounts to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 2.15, then the Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 in the future and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to the Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with any such designation or assignment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Except (a) as set forth in the Company Disclosure Letter or (b) as disclosed in any Company Reports filed with the SEC on or after December 31, 2022 and prior to December 16, 2024 (excluding any disclosures (other than statements of historical fact) contained in any “Forward-Looking Statements” and “Risk Factors” sections of such Company Reports and any other disclosures included or referenced in any such Company Reports that are cautionary, predictive or forward looking in nature); provided that nothing disclosed in any such Company Reports will be deemed to modify or quantify the representations and warranties set forth in the first sentence of Section 3.5, each Loan Party represents and warrants to the Lender (provided, that no representation or warranty is made in this Article III with respect to the substance of any financial or other information (i) which has directly been provided by TRIP for the purpose of assisting the Borrower with its SEC (as defined in the Merger Agreement) reporting obligations as a public company or (ii) extracted and reproduced in the Company Reports from the Parent Reports (as defined in the Merger Agreement)) on each of (a) the Closing Date and (b) each Funding Date that:

Section 3.1 Organization; Powers

Each Loan Party is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization. Each Loan Party has all requisite corporate or similar power and authority to (x) execute, deliver and perform its obligations under each of the Loan Documents to which it is or will be a party and each other agreement or instrument contemplated thereby to which it is or will be a party and (y) own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Party is duly qualified or licensed, and has all necessary governmental approvals, to do business and (where such concept is recognized) is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.2 Authorization; No Violations

Each Loan Party has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute, deliver and perform its obligations under the Loan Documents. The execution, delivery and performance of this Agreement and the other Loan Documents by each Loan Party, as applicable, do not, and the consummation by the Loan Parties, as applicable, of the transactions contemplated hereby and thereby will not, (i) constitute or result in a breach or violation of, or contravention or a default under, any provision of its certificate or articles of incorporation or other constitutive documents or by-laws or operating agreement or other governing document, as applicable, (ii) constitute or result in, with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination or modification (or right of termination or modification) under, payment of additional fees under, the creation or acceleration of any obligations under, or the creation of a Lien (other than any Lien created under the Security Documents) on any of the assets of the Borrower or any of its Subsidiaries pursuant to, any agreement, lease, license, contract, consent, settlement, note, mortgage, indenture, arrangement, understanding or other obligation (each, a “Contract” and, collectively, the “Contracts”) binding upon the Borrower or any of its Subsidiaries or (iii) conflict with or violate any Law or License to which the Borrower or any of its Subsidiaries is subject, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, termination, modification, payment, requirement, creation, acceleration, Lien, conflict or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.3 Enforceability

This Agreement and each other Loan Document to which a Loan Party is party to has been duly executed and delivered by such Loan Party, and assuming the due execution and delivery of the applicable Loan Documents by the Lender, constitutes a valid and binding agreement of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (“Debtor Relief Laws”).

Section 3.4 Governmental Approvals

No filings, notices and/or reports are required to be made by the Borrower or its Subsidiaries with, nor are any consents required to be obtained by the Borrower or its Subsidiaries from, any Governmental Authority in connection with (a) the execution, delivery and performance of this Agreement by the Loan Parties or any other Loan Document to which any Loan Party is a party, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents or (c) the perfection or maintenance of the Liens created under the Security Documents, except for (i) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements and filings in the United States Patent and Trademark Office and the United States Copyright Office, (ii) the filings, notices and/or reports which have been duly obtained, taken, given or made and are in full force and effect, (iii) those filings, notices and/or reports set out in the Security Documents and (iv) those that the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.5 No Material Adverse Change

Since January 1, 2024, there has not been any change, event, occurrence, condition, effect, circumstance or development which has had or would, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

Section 3.6 [Reserved]

Section 3.7 Litigation; Compliance with Laws

(a)

There are no civil, criminal, or administrative actions, suits, demands, arbitrations, litigations, mediations, claims, hearings, examinations, inquiries, notices of violation, investigations, proceedings, demand letters, settlements, or enforcement actions, pending or, to the Knowledge of the Borrower, threatened in writing by or against the Borrower or any of its Subsidiaries, except for those (i) as of March 20, 2025, listed on Schedule 3.7 attached hereto and (ii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries or their respective directors, officers or employees, in their capacities as such is a party to or subject to the provisions of any Order that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)

The businesses of each of the Borrower and its Subsidiaries since December 31, 2022 have not been, and are not being, conducted in violation of any applicable Law, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Borrower, no investigation or review by any Governmental Authority with respect to the Borrower or any of its Subsidiaries is pending or, as of the date of this Agreement, threatened in writing, except for such investigations or reviews the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material

Adverse Effect, the Borrower and its Subsidiaries possess each permit, license, certification, approval, registration, consent, authorization, franchise, concession, variance, exemption and Order issued or granted by a Governmental Authority necessary to conduct their respective businesses as currently conducted. Notwithstanding the foregoing, this Section 3.7 shall not apply with respect to compliance with Tax Laws, which shall be covered exclusively by Section 3.12.

Section 3.8 No Default

No Default or Event of Default has occurred and is continuing or would result upon giving effect to the consummation of any of the transactions contemplated by the Loan Documents.

Section 3.9 Federal Reserve Regulations

(a)

As of the date hereof, the Borrower has executed and delivered to the Lender a Statement of Purpose for an Extension of Credit Secured by Margin Stock on Form FR G-3 (“Form FR G-3”) and all information provided by the Borrower in such Form FR G-3 is true and correct in all material respects.

(b)	No Loan Party (i) is an obligor with respect to any Carrying Credit or (ii) has extended any Carrying Credit to any other person.

Section 3.10 Investment Company Act

No Loan Party is, and after giving effect to application of the proceeds advanced pursuant to this Agreement will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Section 3.11 Use of Proceeds

Without limiting the scope of Section 3.9, the Borrower will use the proceeds of the Loans solely to (i) repurchase or settle its exchange obligation with respect to the Exchangeable Debentures in accordance with the terms of the Exchangeable Senior Debentures Indenture and the Merger Agreement and (ii) pay fees, costs and expenses incurred in connection therewith (including, without limitation, fees, costs and expenses incurred in connection with this Agreement).

Section 3.12 Taxes

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) the Borrower and each of its Subsidiaries (i) have timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all respects and (ii) have paid all Taxes due and owing whether or not shown as due on such Tax Returns;

(b) there are no pending, ongoing or (to the Knowledge of the Borrower) threatened Proceedings (as defined in the Merger Agreement) by any Governmental Authority with respect to Taxes of or with respect to the Borrower or any of its Subsidiaries; no deficiencies for any Taxes have been claimed, proposed, assessed or threatened or asserted in writing against the Borrower or any of its Subsidiaries and neither the Borrower nor any of its Subsidiaries has received written notice of any audit, examination, investigation or other Proceedings (as defined in the Merger Agreement) in respect of Taxes of the Borrower or any of its Subsidiaries that has not been fully resolved;

(c) all Taxes that the Borrower or any of its Subsidiaries are or were required by Law to withhold or collect have been duly and timely withheld or collected, and have been duly and timely paid to the proper Governmental Authority or other proper Person or properly set aside in accounts for this purpose;

(d) there are no Liens for Taxes upon any property or assets of the Borrower or any of its Subsidiaries, except for Permitted Liens; and

(e) neither the Borrower nor any of its Subsidiaries has any liability under any Tax allocation, Tax sharing or similar contract or arrangement that obligates the Borrower or any of its Subsidiaries to make any payment computed by reference to the Taxes, Taxable income or Taxable losses of any other Person (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes, and any contract or arrangement that is a commercial or employment agreement, the principal purpose of which does not relate to Taxes, or any such contract or arrangement exclusively between or among the Borrower and/or its Subsidiaries).

Section 3.13 Financial Statements

Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, in each case, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries, as of the date of such balance sheet, and each of the consolidated statements of income, cash flows and changes in stockholders’ equity (deficit) included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, in each case, in all material respects, the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of the Borrower and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not or will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or in the notes thereto.

Section 3.14 Employee Benefits

(a) Each material Company Plan as of the date of the Merger Agreement is listed in 4.12(a) of the Company Disclosure Letter.

(b) All Company Plans have been established, maintained, funded operated and administrated in all material respects in accordance with their terms and are in compliance with applicable Laws (including, if applicable, ERISA and the Code), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor, to the Knowledge of the Borrower, any other Person is in material breach of, or material default under, any Company Plan.

(c) Neither the Borrower nor any of its Subsidiaries or any entity which is considered a single employer with the Borrower under Section 4001 of ERISA or Section 414 of the Code, contributes to or is obligated to contribute to, or otherwise has had any current or contingent liability or obligation under or with respect to, in each case, in the last six (6) years, an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (including any “multiemployer plan” within the meaning of Section (3)(37) of ERISA).

(d) All contributions required to be made by the Borrower or its Subsidiaries under each Company Plan, as of the Closing Date, have been timely made and all obligations in respect of each Company Plan have been properly accrued and reflected in the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the Closing Date.

(e) As of the Closing Date, there are no material Proceedings or litigation pending or, to the Knowledge of the Borrower, threatened in writing relating to the Company Plans.

(f) Except to the extent otherwise provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, would, either alone or in combination with any other event, (i) result in any material payment or benefit becoming due to any current or former employee or other service provider of the Borrower or its Subsidiaries, (ii) materially increase any benefits under any Company Plan, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefits, (iv) require a contribution or payment by the Borrower or its Subsidiaries to or under any Company Plan, or (v) result in any payments or benefits that, individually or in combination with any other payment or benefit, would reasonably be expected to constitute an “excess parachute payment” as defined in Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code. None of the Borrower nor any of its Subsidiaries has an obligation to gross up, reimburse or indemnify any Person for any Tax incurred pursuant to Section 409A or 4999 of the Code.

Section 3.15 [Reserved]

Section 3.16 [Reserved]

Section 3.17 Capital Stock; Subsidiaries

(a)

Except as set forth in Section 4.2(a) of the Merger Agreement, as of the Closing Date, there are no outstanding (i) shares of capital stock or equity securities or obligations of the Borrower or its Subsidiaries convertible into or exchangeable for shares of capital stock or other equity or voting securities of the Borrower or its Subsidiaries or (ii) rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, rights of first refusal, rights of first offer, “phantom” stock rights, equity-based compensation, contingent value rights, subscriptions, commitments or rights of any kind that obligate the Borrower or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity or voting securities of the Borrower or any of its Subsidiaries or any securities or obligations convertible into or exchangeable or exercisable for, or giving any Person a right to subscribe for or acquire from the Borrower or any of its Subsidiaries any equity or voting securities of the Borrower or any of its Subsidiaries, including pursuant to any offer letter. The Borrower does not have outstanding any bonds, debentures, notes or other obligations that grant the holders thereof the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Borrower on any matter. Each outstanding option and outstanding cash award was granted in accordance with the terms of the applicable Company Stock Plan and all other applicable Law.

(b)

Section 4.2(e) of the Company Disclosure Letter sets forth a complete and accurate list identifying (i) each of the Borrower’s Subsidiaries and the ownership interest of the Borrower and its Subsidiaries in each such Subsidiary and (ii) any other Person (other than the Borrower and its Subsidiaries) in which the Borrower or any of its Subsidiaries holds capital stock or other Equity Interest (other than securities held by any employee benefit plan of the Borrower or any of its Subsidiaries or any trustee, agent or other fiduciary in such capacity under any such employee benefit plan). No Subsidiary of the Borrower owns any Shares. Each of the outstanding shares of capital stock or other securities of each of the Borrower’s Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and is owned by the Borrower or by a direct or indirect wholly owned Subsidiary of the Borrower, free and clear of any Liens, except for Permitted Liens and Liens arising under applicable securities Laws.

Section 3.18 Anti-Corruption Laws

(a)

The Borrower, its Subsidiaries and, to the Knowledge of the Borrower, their respective officers, directors and employees are in compliance in all material respects with (i) the provisions of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) applicable to the Borrower, its Subsidiaries and such officers, directors and employees and (ii) the provisions of all other applicable anti-bribery and anti-corruption Laws of each jurisdiction in which the Borrower and its Subsidiaries operate. To the Knowledge of the Borrower, no part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any national, provincial, municipal or other Governmental Authority or government official or any political party or candidate for political office for the purpose of corruptly influencing any act or decision of such official to obtain or retain business, to corruptly direct business to any person, to improperly obtain or retain favorable treatment or to secure any other improper benefit or advantage, in each case in violation in any material respect of the FCPA or any Laws described in clause (ii).

(b)

The Borrower and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to promote compliance with the FCPA and other applicable anti-bribery and anti-corruption Laws in each jurisdiction in which the Borrower and its Subsidiaries operate.

(c)

Neither the Borrower nor any of its Subsidiaries is, nor, to the Knowledge of the Borrower, any director, manager or employee of the Borrower or any of its Subsidiaries (in their capacity as a director, manager or employee of the Borrower or any of its Subsidiaries), is subject to any actual, pending, or, to the Knowledge of the Borrower, threatened Proceedings, or made any voluntary disclosures to any Governmental Authority, involving the Borrower or any of its Subsidiaries relating to the FCPA or any other applicable anti-bribery and anti-corruption Laws.

ARTICLE IV

CONDITIONS PRECEDENT TO THE LOANS

Section 4.1 Conditions Precedent. The obligation of the Lender to make any Loan on any Funding Date is subject to the satisfaction of the following conditions precedent:

(a)

The Lender shall be reasonably satisfied that the representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of such Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

(b)	On such Funding Date and at the time of and immediately after the borrowing of any such Loan, no Default or Event of Default shall have occurred and be continuing.

(c)	The Lender shall have received an executed Borrowing Request.

(d)	The Lender shall have received a Note executed by the Borrower in favor of the Lender.

The acceptance by the Borrower of the proceeds of such Loan shall be deemed to constitute a representation and warranty by the Borrower that on the date of such acceptance, the conditions specified in paragraphs (a) and (b) of this Section 4.1 have been satisfied.

Section 4.2 Conditions Precedent to the Closing Date. The obligation of the Lender to enter into the Loan Documents is subject to the satisfaction or the following conditions precedent:

(a)	The Lender shall have received, a written opinion of counsel for the Loan Parties in form and substance reasonably satisfactory to the Lender.

(b)

The Lender shall have received (i) a copy of the certificate of incorporation or formation, as applicable, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; and (ii) a certificate signed by an officer of each Loan Party dated as of the Closing Date and certifying (A) that attached thereto is a true and complete copy of the operating agreement or bylaws of each Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date, (C) that the certificate of incorporation or formation, as applicable of each Loan Party has not been amended since the date of the last amendment thereto shown on the certificate of incorporation furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of the Loan Parties executing any Loan Document or any other document delivered in connection herewith on behalf of the Loan Parties.

(c)

The Lender shall have received a certificate, dated as of the Closing Date and signed by an officer of the Borrower, confirming compliance with the conditions precedent set forth in this Section 4.2 and confirming that: (i) the representations and warranties set forth in Article III and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing.

(d)

The Loan Documents shall have been duly executed by the Borrower and, assuming such Loan Documents have been duly executed by the Lender, shall be in full force and effect against the Borrower on or prior to the Closing Date.

(e)

The Lender shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of incorporation or formation of the Loan Parties and, if applicable in which the chief executive office of each Loan Party is located, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence reasonably satisfactory to the Lender that the Liens indicated in any such financing statement (or similar document) that are not Permitted Liens have been or will be contemporaneously released or terminated. The Lender shall have received (A) (i) evidence that the Collateral Accounts identified on Schedule I to the Pledge Agreement exist and have credited to them, respectively, the TRIP Common Shares (as defined in the Pledge Agreement) identified with respect thereto on such Schedule and (ii) Control Agreement(s) duly executed by all parties thereto other than the Lender with respect to the Collateral Accounts described in clause (i) and (B) a control agreement that provides the Lender with “control” (within the meaning of Articles 8 and 9 of the UCC) of the TRIP B Shares (as defined in the Pledge Agreement), in form and substance reasonably satisfactory to the Lender duly executed by the applicable Loan Parties (it being agreed that the Issuer Control Agreement, dated as of the date hereof, is satisfactory to the Lender for purpose of giving the Lender “control” over the TRIP B Shares).

(f)

The Lender shall have received, to the extent requested in writing at least ten (10) Business Days prior to the Closing Date, all documentation and other information required by the Lender in order to comply with any “know your customer” or similar requirements under any applicable Laws relating to the prevention of money laundering or terrorist financing, including the Bank Secrecy Act as amended by the USA PATRIOT Act.

(g)	The Merger Agreement shall be in full force and effect.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with the Lender that so long as this Agreement shall remain in effect and until all Obligations (other than unasserted contingent indemnification obligations) owing to the Lender shall have been paid in full, that it will:

Section 5.1 Existence; Compliance with Laws

(a)	Comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted.

(b)

Except (1) as required by applicable Law, (2) as TRIP may approve in writing pursuant to the terms of the Merger Agreement (such approval not to be unreasonably withheld, conditioned or delayed), (3) as expressly disclosed in Section 6.1 of the Company Disclosure Letter or (4) as expressly provided for in the Merger Agreement, any other Transaction Document (as defined in the Merger Agreement) or as expressly required by the Restated Certificate of Incorporation of the Borrower, dated August 27, 2014 (the “Restated Company Certificate of Incorporation”) or the Amended and Restated Bylaws of the Borrower, effective August 11, 2015 (the “A&R Company Bylaws”) or comparable governing documents in effect as of the date of this Agreement, the Borrower shall use its commercially reasonable efforts to conduct its business and the business of its Subsidiaries in the ordinary course of business in all material respects, including using commercially reasonable efforts to manage the Borrower’s operating and transaction fees, costs, charges and expenses in accordance with Section 6.1 of the Company Disclosure Letter; provided that any action taken by TRIP or any of its Subsidiaries or that is specifically permitted under Article VI shall not be deemed a breach of this Section 5.1(b).

(c)

Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (1) its legal existence and (2) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except, solely in the case of this clause (2), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any action permitted by Section 6.1 of the Merger Agreement.

Section 5.2 Obligations and Taxes

Pay and discharge all its federal, state, and other Taxes imposed upon it or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims against it for labor, materials and supplies that, in each cash, if unpaid, would give rise to a Lien upon its properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax or claim (a) so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings or (b) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.3 Reports, etc.

Furnish to the Lender:

(a)

promptly after the request by the Lender, all documentation and other information that the Lender reasonably requests in order to comply with any requirements of any applicable Laws relating to the prevention of money laundering or terrorist financing, including, without limitation any “know your customer”, anti-terrorism, anti-corruption and anti-money laundering rules and regulations promulgated under the Bank Secrecy Act, as amended by the USA PATRIOT Act; and

(b)	promptly after the request by the Lender, all documentation and other information that the Lender reasonably requests in order to comply with its ongoing obligations under applicable Regulation U.

Section 5.4 Litigation and Other Notices

Furnish to the Lender prompt written notice of the following:

(a)	any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)

the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Borrower or any Subsidiary that could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c)	any development that has resulted in, or, could reasonably be expected to result in a Material Adverse Effect.

Notwithstanding the foregoing, the Loan Parties will be deemed to have furnished any written notices referenced above to the Lender if the Borrower has provided notice of such events to TRIP pursuant to or in connection with the Merger Agreement.

Section 5.5 Information Regarding Collateral

Furnish to the Lender written notice of any change (i) in its legal name, (ii) in the jurisdiction of its organization or formation, (iii) in its identity or corporate structure or (iv) in its Federal Taxpayer Identification Number, in each case, concurrently with such change.

Section 5.6 Maintaining Records; Access to Properties and Inspections

(a)

Upon reasonable advance notice (and in any event not less than twenty-four (24) hours’ notice), and except as may otherwise be required by applicable Law, (i) the Borrower shall, and shall cause its Subsidiaries to, use reasonable best efforts to cause its and its Subsidiaries’ directors, officers and employees to, and shall direct its other Representatives (as defined in the Merger Agreement) to, afford the Lender and its Representatives (as defined in the Merger Agreement) reasonable access, during normal business hours to the Borrower’s and its Subsidiaries’ properties, assets, books and records and (ii) the Borrower shall, and shall cause its Subsidiaries to, furnish promptly to the Lender all information concerning its or any of its Subsidiaries’ capital stock, business and personnel as may reasonably be requested by the Lender in connection with the financial records and properties of the Borrower and its Subsidiaries; provided, that no investigation pursuant to this Section 5.6 shall affect or be deemed to modify any representation or warranty made by the Borrower; and provided, further that the foregoing shall not require the Borrower to permit any invasive environmental sampling of soil, groundwater, sediment, other environmental media or building materials or any inspection or to disclose any information pursuant to this Section 5.6 to the extent that (A) in the reasonable good faith judgment of the Borrower, any applicable Law requires the Borrower or its Subsidiaries to restrict or prohibit access to any such information or disclosure thereof would expose the Borrower to an unreasonable risk of liability for disclosure of sensitive or personal information, (B) in the reasonable good faith judgment of the Borrower, the information is subject to confidentiality obligations to a third party or its disclosure would violate the terms of any confidentiality agreement or other Contract (as defined in the Merger Agreement) that is binding on the Borrower or any of its Subsidiaries or (C) disclosure of any such information or document would result in the waiver or loss of attorney-client privilege, work product doctrine or any other legal privilege; provided, further, that with respect to the foregoing clauses (A) through (C) of this Section 5.6(a), the Borrower shall use its commercially reasonable efforts to (x) obtain the required consent of any such third party to provide such disclosure, (y) develop an alternative to providing such information so as to address such matters that is reasonably acceptable to the Borrower and (z) in the case of clauses (A) and (C), implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, necessary redactions or entry into a customary joint defense agreement with respect to any information to be so provided, if the parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege. Any investigation pursuant to this Section 5.6 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the Borrower. The Borrower shall be entitled to have a Representative (as defined in the Merger Agreement) present at all times during any inspection or access to information, and all such inspections or access granted pursuant to this Section 5.6 shall be subject to the Borrower’s reasonable security measures. Subject to the terms of this Agreement, the Borrower shall maintain and exercise complete control and supervision over the Borrower and its Subsidiaries. All requests for information made pursuant to this Section 5.6 shall be directed to an executive officer of the Borrower or such Person as may be designated by any such executive officer.

(b)

The Borrower may, as it deems advisable and necessary, designate competitively sensitive material as “Outside Counsel Only Material” or with similar restrictions. Such material and the information contained therein shall be given only to the outside counsel of the recipient, pursuant to the terms of an agreement with respect thereto on terms that are reasonably acceptable to the Lender and the Borrower and pursuant to which such information shall not be disclosed by such outside counsel to any directors, officers or employees of the recipient without the express prior permission of the Borrower or its legal counsel, and shall be subject to any additional confidentiality or joint defense agreement between the parties. All information exchanged pursuant to this Section 5.6, including all information and/or discussions resulting from any access provided pursuant to this Section 5.6 shall be kept confidential.

(c)

To the extent that any of the information or material furnished pursuant to this Section 5.6 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened Proceedings (as defined in the Merger Agreement) or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.

(d)

Nothing in this Section 5.6 or in any other part of this Agreement shall require the Borrower to permit any inspection of or access to or to disclose (i) any information concerning Acquisition Proposals (as defined in the Merger Agreement), which shall be governed by Section 6.2 of the Merger Agreement or (ii) any information regarding the deliberations of the board of directors of the Borrower with respect to the transactions contemplated hereby or any similar transaction or transactions with any other Person, the entry into this Agreement, or any materials provided to the board of directors of the Borrower in connection therewith.

Section 5.7 Use of Proceeds

Use the proceeds of the Loans only for the purposes specified in Section 3.11.

Section 5.8 Collateral Accounts

(a)	Maintain the Collateral Accounts with the Custodians identified in the schedules to the Security Documents (including any supplements to such schedules accepted by the Lender in its discretion).

(b)	Not permit any amounts to be withdrawn from the Collateral Accounts except in accordance with the terms of the Security Documents, including the Control Agreements.

(c)

Maintain all cash in the accounts and with the depository banks identified in the schedules to the Security Documents or, to the extent any Loan Party directly or indirectly establishes any new deposit account, cause such Loan Party and the depository bank at which the account is to be opened to enter into a Control Agreement with the Lender regarding such deposit account prior to the depositing of any cash in such new deposit account. For the avoidance of doubt, the deposit accounts identified on Schedule V in the schedules to the Security Agreement on the date hereof shall not be subject to Control Agreements.

(d)	Any cash dividends, distributions or other proceeds on the Equity Collateral shall be deposited and maintained in an account subject to a Control Agreement.

Section 5.9 Further Assurances

Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that are required under the Loan Documents or that the Lender may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect (subject to Permitted Liens and the Guarantee and Collateral Requirement) the security interests created or intended to be created by the Security Documents.

Section 5.10 [Reserved]

Section 5.11 [Reserved]

Section 5.12 Guarantee and Collateral Requirements

The Borrower shall cause the Guarantee and Collateral Requirement to be satisfied with respect to each Loan Party in all material respects. If any Subsidiary is formed or acquired after the Closing Date, the Borrower will, prior to or concurrently with the formation or acquisition thereof, notify the Lender thereof and cause the Guarantee and Collateral Requirements, other than the requirements of clause (d) of the definition of “Guarantee and Collateral Requirement”, to be satisfied with respect to such Subsidiary, and, with respect to the requirements of such clause (d), cause such requirements to be satisfied with respect to any Equity Interests in, or Indebtedness of, such Subsidiary owned by any Loan Party on or before the date that is 15 days after the formation or acquisition or other applicable event in respect thereof (or such longer period as the Lender may agree to in writing); provided that no Loan Party shall transfer any Shares to any such new Subsidiary until the requirements of such clause (d) are satisfied and such Subsidiary has satisfied the applicable Guarantee and Collateral Requirements.

ARTICLE VI

NEGATIVE COVENANTS

Except (1) as required by applicable Law, (2) as TRIP may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed), (3) as expressly disclosed in Section 6.1 of the Company Disclosure Letter or (4) as expressly provided for in the Merger Agreement, any other Transaction Document (as defined in the Merger Agreement) or as expressly required by the Restated Company Certificate of Incorporation or the A&R Company Bylaws or comparable governing documents in effect on the date of this Agreement, the

Borrower covenants and agrees with the Lender that, so long as this Agreement shall remain in effect and until all Obligations (other than unasserted contingent indemnification obligations) owing to the Lender have been paid in full, it will not and will not permit any of its Subsidiaries to agree, resolve or commit to do any of the following (provided that, for the avoidance of doubt, any action taken by Lender or its Subsidiaries shall not be deemed a breach of this Article VI):

Section 6.1 Company Operations

(a) (i) amend its certificate of incorporation or bylaws (or comparable governing documents), other than amendments to the governing documents of any wholly owned Subsidiary of the Borrower that would not prevent, materially delay or materially impair the Merger (as defined in the Merger Agreement) or the other transactions contemplated by the Merger Agreement, (ii) split, combine, subdivide or reclassify its outstanding equity interests (except for any such transaction by a wholly owned Subsidiary of the Borrower which remains a wholly owned Subsidiary after consummation of such transaction), (iii) declare, set aside or pay any dividend or distribution payable in cash, stock or property (or any combination thereof) in respect of any of its equity interests (except for any dividends or distributions paid by a direct or indirect wholly owned Subsidiary of the Borrower to another direct or indirect wholly owned Subsidiary of the Borrower or to the Borrower) or (iv) purchase, repurchase, redeem or otherwise acquire any of its equity interests or any securities convertible or exchangeable into or exercisable for any of its equity interests (other than (A) pursuant to the exercise of options or the forfeiture of, or withholding of Taxes with respect to, options, in each case, outstanding as of the date of the Closing Date in accordance with existing terms of such awards and the applicable Company Stock Plan, as in effect as of the date hereof, (B) purchases, repurchases, redemptions or other acquisitions of securities of any wholly owned Subsidiary of the Borrower by the Borrower or any other wholly owned Subsidiary of the Borrower, (C) in connection with the conversion of shares of Series B common stock, par value $0.01, of the Borrower (“Series B Common Stock”) into shares of Series A common stock, par value $0.01, of the Borrower (“Series A Common Stock”) in accordance with the Restated Company Certificate of Incorporation, or (D) for the avoidance of doubt, in connection with the Exchangeable Debentures as contemplated by Section 6.16 of the Merger Agreement);

(b) merge or consolidate with any other Person, or restructure, reorganize or completely or partially liquidate (other than mergers among, or the restructuring, reorganization or liquidation of any wholly owned Subsidiaries of the Borrower that would not prevent, materially delay or materially impair the Merger or the other transactions contemplated by the Merger Agreement);

(c) (i) increase in any manner the compensation or consulting fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any employee or other service provider of the Borrower or any of its Subsidiaries, (ii) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way to secure the payment, of any compensation, award or benefits under any Company Plan, (iii) become a party to, establish, adopt, terminate or make any change to any Company Plan (or any arrangement that would have been a Company Plan had it be entered into prior to this Agreement), (iv) grant any new awards, or amend or modify the terms of outstanding awards, under any Company Plan, (v) hire, engage or terminate (other than for cause) the employment or engagement of any employee or service provider or (vi) forgive any loans or issue any loans to any employee or other service provider of the Borrower or any of its Subsidiaries; or

Section 6.2 Indebtedness; Capital Expenditures; Liens; Asset Sales

(a) incur any Indebtedness, guarantee, endorse, assume or otherwise become liable or responsible for any Indebtedness of another Person or issue any rights to acquire any Indebtedness, except (i) inter-company Indebtedness among the Borrower and its wholly owned Subsidiaries and (ii) Indebtedness arising under any Loan Document and (iii) any Indebtedness the proceeds of which are used substantially concurrently (and in any event, on the same day) to repay the Obligations in full (other than unasserted contingent indemnification obligations), so long as the Lender’s Commitments shall expire or terminate concurrently with such repayment;

(b) make or commit to any capital expenditures;

(c) other than pursuant to Permitted Liens, transfer, lease, license, sell, assign, mortgage, pledge, place a Lien upon or otherwise dispose of any properties or assets (other than (i) transactions among the Borrower and its wholly owned Subsidiaries, (ii) in connection with this Agreement (including the satisfaction of the Obligations with any properties or assets (including cash) of the Borrower and its Subsidiaries), (iii) any deemed sales or dispositions pursuant to Section 16 of the Exchange Act, (iv) in connection with any business combination transaction, including any merger, consolidation, share exchange, tender offer, exchange offer or other similar transaction, reorganization, recapitalization, dissolution, liquidation, reverse stock-split or other similar transaction, by or involving the TRIP (a “TRIP Business Combination”) or (iv) pursuant to Contracts in effect as of the date of the Merger Agreement and set forth in Section 6.1(f) of the Company Disclosure Letter);

(d) (i) sell, lease, license, sublicense, assign, transfer, abandon, allow to lapse or expire, or otherwise dispose of any Intellectual Property owned or purported to be owned by any Loan Party or (ii) disclose any material trade secret rights and corresponding rights in confidential information and other non-public or proprietary information of a Loan Party to any other Person (other than in the ordinary course of business to a Person bound by adequate confidentiality obligations); and

(e) issue, deliver, sell, grant, transfer, or encumber, or authorize the issuance, delivery, sale, grant, transfer or encumbrance of, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for, or any options, warrants or other rights to acquire, any such shares, except (i) for the issuance of any certificate in replacement of any lost or destroyed certificate representing then previously existing Shares, (ii) for any shares of Common Shares (as defined in the Merger Agreement) issued pursuant to options (including any vesting, exercise or settlement thereof) outstanding on the Closing Date in accordance with the existing terms of such awards and the applicable Company Stock Plan, as in effect as of the Closing Date (including the withholding of shares to satisfy withholding tax obligations in respect of Company Equity Awards (as defined in the Merger Agreement)), (iii) any such issuance, delivery, sale, grant or transfer by wholly owned Subsidiaries to the Borrower or to any other wholly owned Subsidiary of the Borrower, (iv) for issuances of shares of Series A Common Stock upon the conversion of shares of Series B Common Stock into shares of Series A Common Stock in accordance with the Restated Company Certificate of Incorporation or (v) in connection with any Loan Document.

Section 6.3 Investments

(a) acquire or commit to acquire any business, assets or other property, whether by merger, consolidation, purchase of property or assets or otherwise, other than pursuant to a Lender Business Combination or in compliance with the Liberty Media Contracts (as defined in the Merger Agreement);

(b) enter into any new line of business;

(c) make any loans, advances or capital contributions to, or investments in, any Person (other than loans, advances or capital contributions to the Borrower or any direct or indirect wholly owned Subsidiary of the Borrower);

Section 6.4 Other Covenants

(a) make any material change with respect to its financial accounting policies or procedures, except as required by changes in GAAP (or any interpretation thereof), by Regulation S-X under the Exchange Act or by applicable Law;

(b) except in the ordinary course of business (but subject to the incurrence of only de minimis liability to the Borrower) or in connection with the transactions contemplated by the Transaction Documents (as defined in the Merger Agreement) and the Loan Documents, (i) amend or modify in any material respect (other than renewals) or terminate (excluding terminations, expirations or non-renewals in accordance with the terms thereof and, for the avoidance of doubt, the redemption, repurchase or exchange of the Exchangeable Debentures (and any amendment or modification to the Exchangeable Senior Debentures Indenture related to such redemption, repurchase or exchange)) any Material Contract or waive, release or assign any material rights, claims or benefits under any Material Contract or (ii) enter into any agreement, lease, license, contract, consent, settlement, note, mortgage, indenture, arrangement, understanding or other obligation (each, a “Contract”) binding upon the Borrower or any of its Subsidiaries that would have been a Material Contract had it been entered into prior to the Closing Date unless it is on terms substantially consistent with, or on terms more favorable to the Borrower or its Subsidiaries than, a Contract it is replacing, except for any engagement letter for advisors or service providers in connection with the transactions contemplated by the Transaction Documents (as defined in the Merger Agreement), including a proxy solicitor and an inspector of elections;

(c) (i) settle, compromise or otherwise agree to the resolution of any action, suit, case, litigation, claim, hearing, arbitration, investigation or other proceedings before or threatened to be brought before a Governmental Authority, other than settlements, compromises or resolutions not in excess of amounts available under the Borrower’s applicable insurance policy and such settlements, compromises or resolutions do not involve any admission of guilt, material injunctive or equitable relief or impose material restrictions on the business activities of the Borrower or its Subsidiaries or (ii) waive, release, grant or transfer any material claim or right of material value or knowingly consent to the termination of any material claim or right of material value;

(d) (i) make, change or revoke any material Tax election or adopt or change any method of Tax accounting other than in the ordinary course consistent with past practice, (ii) (A) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law) with respect to any material tax liability or (B) settle or compromise any material liability with respect to Taxes or surrender any material claim for a refund of Taxes, (iii) file any material amended Tax Return or (iv) consent to any extension or waiver of the limitations period applicable to any material claim or material assessment with respect of Taxes; or

(e) extend any Carrying Credit to any other Person.

ARTICLE VII

[RESERVED]

ARTICLE VIII

EVENTS OF DEFAULT

In case of the occurrence of any of the following events (each an “Event of Default”):

(a)

any representation, warranty or statement made or deemed made by or on behalf of Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(b)

default shall be made in the payment of (i) any principal amount due under any Loan Document when and as the same becomes due, whether at the due date thereof or by acceleration thereof or otherwise, or (ii) any interest or other amount (other than such amounts set forth in the immediately preceding clause (i)) due under any Loan Document when and as the same becomes due, whether at the due date thereof or by acceleration thereof or otherwise, and solely in the case of this clause (ii), such default shall continue unremedied for a period of five (5) Business Days;

(c)	default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in Sections 5.1, 5.7, 5.8, 5.12 or in Article VI;

(d)

default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b) or (c) above) and such default shall continue unremedied for a period of fifteen (15) days after the notice thereof from the Lender to the Borrower;

(e)

an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of its Subsidiaries, or of a substantial part of the property or assets of the Borrower or any of its Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of the property or assets of the Borrower or any of its Subsidiaries or (iii) the winding-up or liquidation of the Borrower or any of its Subsidiaries; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(f)

the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (e) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of the property or assets of the Borrower or any of its Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(g)

the entry against the Borrower or any Subsidiary of the Borrower of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $100,000,000 (net of amounts covered by insurance or bonded), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(h)

a default or defaults under any Indebtedness of the Borrower or any Subsidiary of the Borrower having, individually or in the aggregate, a principal or similar amount outstanding of at least $5,000,000 shall occur, whether such indebtedness now exists or shall hereafter be created, which default or defaults enables or permits (with or without the giving of notice, but after giving effect to any grace periods applicable thereto) the acceleration of the maturity of such Indebtedness prior to its express maturity or shall constitute a failure to pay at least $5,000,000 of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto;

(i)

any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of payment in full of the Obligations (other than unasserted contingent indemnification obligations), ceases to be in full force and effect (other than in accordance with the terms thereof); the Borrower contests in writing in any manner the validity or enforceability of any material provision of any Loan Document; or the Borrower denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, repudiate, terminate or rescind any material provision of any Loan Document;

(j)

any security interest purported to be created by any Security Document shall cease to be (other than as a result of the failure of the Lender to take any action within its control), or shall be asserted in writing by any Loan Party not to be, a security interest in the Collateral of the validity or priority described in such Security Document (except as otherwise expressly provided in this Agreement or such Security Document, including, for the avoidance of doubt, the exceptions to the Guarantee and Collateral Requirement);

(k)	it becomes unlawful for the Borrower to perform any of its obligations under any Loan Document;

(l)	any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect;

(m)	an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(n)	other than the consummation of the Merger (as defined in the Merger Agreement) under the Merger Agreement, a Change of Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitment and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon, and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (e) or (f) above, the Commitment shall immediately and automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall immediately and automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE IX

[RESERVED]

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices; Electronic Communications

Notices and other communications provided for herein shall be in writing and shall be sent by email, as follows:

if to the Borrower, to it at:

Liberty TripAdvisor Holdings, Inc.

12300 Liberty Boulevard

Englewood, CO 80112

Attention: Chief Legal Officer

With a mandatory copy to:

legalnotices@libertymedia.com

With copies to (which shall not constitute notice):

O’Melveny & Myers LLP

1301 Avenue of the Americas, 17th FL

New York, NY 10019

Attention: Robert Wann

With a mandatory copy to:

Email: rwann@omm.com

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

Attention: C. Brophy Christensen; Noah Kornblith

With a mandatory copy to each of

Email: bchristensen@omm.com; nkornblith@omm.com

if to the Lender, to it at:

Tripadvisor, Inc.

400 1st Avenue

Needham, MA 02494

Attention: Seth J. Kalvert and Linda Frazier

With a mandatory copy to:

[***], [***]

With copies to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Anna E. Dodson and Elizabeth Kates

With a mandatory copy to:

adodson@goodwinlaw.com; ekates@goodwinlaw.com

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello; Matthew J. Gilroy

With a mandatory copy to:

michael.aiello@weil.com; matthew.gilroy@weil.com

All notices, deliverables and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt of the email sent to such party as provided in this Section 10.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.1.

Nothing herein shall prejudice the right of the Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in any Loan Document.

Section 10.2 Survival of Agreement

All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loans, regardless of any investigation made by the Lender or on their behalf, and shall continue in full force and effect until all Obligations (other than unasserted contingent indemnification obligations) owing to the Lender have been paid in full and the Commitment has been terminated. The provisions of Sections 2.15 and 10.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender.

Section 10.3 Binding Effect

This Agreement shall become effective when it shall have been executed by the Parties and when the Lender shall have received counterparts hereof signed by the Loan Parties.

Section 10.4 Successors and Assigns

(a)

Whenever in this Agreement any of the Parties is referred to, such reference shall be deemed to include the permitted successors and assigns of such Party; and all covenants, promises and agreements by or on behalf of the Loan Parties or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b)

Subject to the conditions set forth in paragraphs (c) and (g) below, the Lender may assign to one or more Eligible Assignee and/or sell participations to one or more Eligible Assignees all of its interests, rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it). Notwithstanding anything in the Loan Documents to the contrary, the Lender may assign as collateral and grant a security interest in its right, title and interests in to and under this Agreement and the other Loan Documents in connection with the TRIP Credit Agreement.

(c)

Assignments under clause (b)(i) above shall be subject to the following conditions (i) the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is executed) shall be not less than the entire amount of such Lender’s Loan, (ii) the parties to each assignment shall execute an Assignment and Acceptance, (iii) such Eligible Assignee shall assume the obligations of the Lender with respect to any outstanding Commitment, and (iv) the Lender shall assign all of its security interest in the Collateral to such Eligible Assignee. Upon acceptance and recording pursuant to Section 2.15(j) and paragraph (c) of this Section 10.4, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a Party and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Party but shall continue to be entitled to the benefits of Sections 2.15 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment, as well as to any fees accrued for its account and not yet paid).

(d)

By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balance of its portion of the Loans, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance pursuant to this Section 10.4; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(e)

Participations shall be subject to the following additional conditions: (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) subject to clause (v) below, each participating bank shall be entitled to the benefit of the provisions contained in Section 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(g) (it being understood that the documentation required under Section 2.15(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its participation by assignment; provided that it agrees to be subject to the provisions of Section 2.15(k) as if it were an assignee, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Loan Parties relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank has an interest, increasing or extending the Commitment in which such participating bank has an interest or releasing all or substantially all of the Collateral) and (v) no participant shall be entitled to receive any greater payment under Section 2.15, with respect to its participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation. To the extent permitted by law, each participating bank also shall be entitled to the benefits of Section 10.6 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amount (and stated interest) of each participant’s interest in the Loans or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or in each case amended or successor versions) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)

Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.4, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower and/or the other Loan Parties furnished to such Lender by or on behalf of the Borrower and/or the other Loan Parties; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.16.

(g)	Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender.

(h)

The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Lender, and any attempted assignment without such consent shall be null and void.

(i)

The Borrower shall be notified by a Lender of its intent to assign at least three (3) days prior to the effectiveness of any assignment, during which such three (3) day period the Borrower and the assigning Lender shall use their commercially reasonable efforts to mutually agree on one or more acceptable assignees, it being understood that this subsection (i) shall not limit such Lender’s assignment rights under this Section 10.4 at the expiry of such three (3) day period.

Section 10.5 Expenses; Indemnity

(a)	[reserved].

(b)

The Borrower agrees to indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than legal expenses of outside counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder and the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence, bad faith, or willful misconduct of such Indemnitee, (B) result from a claim brought by the Borrower against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgement in its favor on such claim as determined by a court of competent jurisdiction, or (C) have resulted from any dispute that is among Indemnitees that did not involve actions or omissions of the Borrower. This Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)

To the extent permitted by applicable Law, neither the Borrower nor the Lender shall assert, and the Borrower and the Lender hereby waive, any claim against any Indemnitee, the Borrower or any of their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Loans or the use of the proceeds thereof.

(d)

The provisions of this Section 10.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitment, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender. All amounts payable under this Section 10.5 shall be due immediately upon written demand therefor (together with delivery of reasonably detailed supporting documentation).

Section 10.6 Right of Setoff

If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of any Loan Party against any of and all the obligations of the Loan Parties now or hereafter existing under this Agreement and other Loan Documents held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of the Lender under this Section 10.6 are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

Section 10.7 [Reserved]

Section 10.8 Governing Law

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.9 Waivers; Amendment

(a)

No failure or delay of the Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)	Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

Section 10.10 Entire Agreement

This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (and, to the extent expressly contemplated hereby, the Related Parties of the Lender)) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 10.11 Waiver of Jury Trial

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12 Severability

In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.13 Counterparts

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.3. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 10.14 Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.15 Jurisdiction; Consent to Service of Process

(a)

The Lender and each Loan Party hereby irrevocably and unconditionally submits, for itself and its respective property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right of the Lender may otherwise have to bring any action or proceeding relating to any Security Document or any collateral purported to be provided thereunder against the Loan Parties or their properties in the courts of any jurisdiction.

(b)

The Lender and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)

To the extent that any Loan Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its Obligations under this Agreement or any other Loan Document.

Section 10.16 Confidentiality

(a)

The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be (I) used by the Lender hereto, its affiliates, agents and/or hedging counterparties in connection with, or upon, the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or (II) disclosed (a) to its and its Affiliates’, branches, offices, officers, directors, employees and agents, including accountants, legal counsel, other advisors and persons appointed to provide administration or settlement services (including in relation to the trading of Participations) in respect of the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, self-regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that the Lender agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (except in connection with any request as part of a regulatory examination or any other general inquiry that is not specific to the Borrower and/or its Affiliates) unless such notification is prohibited by law, rule or regulation, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 10.16, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its obligations, (f) with the prior written consent of the Borrower, (g)

[reserved] or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.16. For the purposes of this Section, “Information” shall mean all information received from the Borrower and related to the Borrower or its business, other than any such information that was available to the Lender on a nonconfidential basis prior to its disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 10.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information. For the avoidance of doubt, the Lender may disclose this Agreement and the contents hereof or any other Loan Document and the contents thereof to the TRIP Lenders and/or the Administrative Agent (as defined in the TRIP Credit Agreement) to the extent required by the TRIP Credit Agreement.

(b)

If, pursuant to applicable law, the Borrower or any of its affiliates is to make a public disclosure in connection with the Loan Documents, the Borrower shall ensure that, to the extent permitted by applicable law and to the extent reasonably practicable, the contents of such disclosure are previously discussed and agreed with the Lender (such agreement not to be unreasonably withheld or delayed).

ARTICLE XI

GUARANTEE

Section 11.1 Guarantee

(a) Each Guarantor hereby irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the payment when and as due of all the Obligations.

(b) Each of the Guarantors further agrees that the Obligations may be extended or renewed, or otherwise waived or modified, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, renewal, waiver or modification of any Obligation. Without prejudice to the Borrower’s rights to receive demands for payment in accordance with the terms of this Agreement and to the fullest extent permitted by law, each of the Guarantors waives presentment to, demand of payment from and protest to any Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 11.2 Guarantee of Payment; Continuing Guarantee

Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy, insolvency, receivership or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Lender to any security held for the payment of any of the Obligations or to any balance of any deposit account or credit on the books of the Lender in favor of the Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of its Obligations, whether currently existing or hereafter incurred.

Section 11.3 No Limitations, Etc.

(a) The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than a defense of payment in full) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged, impaired or otherwise affected by: (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of any Loan Document or otherwise; (ii) any extension, renewal, amendment or other modification of any of the Obligations; (iii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (v) the release of, or any impairment of or failure to perfect any Lien on, any security held by the Lender for any of the Obligations; (vi) any illegality, lack of validity or enforceability of any of the Obligations (other than a defense of payment in full); (vii) any change in the corporate existence, structure or ownership of any Loan Party, or any United States (Federal or state) or foreign bankruptcy, insolvency, receivership, dissolution, liquidation, reorganization, moratorium, winding-up or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Obligations; (viii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against any other Loan Party, the Lender or any other Person, whether in connection with this Agreement, the other Loan Documents or any unrelated transaction; (ix) any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Obligation or the Lender’s rights with respect thereto; or (x) any other act, omission or delay to do any other act or any other circumstance that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations (other than unasserted contingent indemnification obligations) guaranteed hereunder by such Guarantor) or which would impair or limit the right of any Guarantor to subrogation.

(b) Each Guarantor expressly authorizes the Lender to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security in accordance with its terms and direct the order and manner of any sale, transfer or other disposition thereof in accordance with the terms of this Agreement and the Security Documents and otherwise in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(c) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Obligations (other than unasserted contingent indemnification obligations). The Lender may, at its election but, in each case, solely in accordance with the terms of this Agreement and the Security Documents, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to it against the Borrower or any other Loan Party without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full in cash (other than unasserted contingent indemnification obligations). To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be.

Section 11.4 Reinstatement

Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Lender upon any bankruptcy, insolvency, receivership, reorganization or similar proceeding affecting the Borrower or any other Loan Party or otherwise.

Section 11.5 Agreement to Pay

In furtherance of the foregoing and not in limitation of any other right that the Lender may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Lender, forthwith pay in cash the amount equal to the unpaid principal amount of such Obligation then due, together with accrued and unpaid interest thereon. Upon payment by any Guarantor of any sums as provided in this Section 11.5, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Obligations (other than unasserted contingent indemnification obligations) owed by the Borrower or Guarantor to the Lender.

Section 11.6 Information

Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Lender will have no duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIBERTY TRIPADVISOR HOLDINGS, INC., as the Borrower

By:	/s/ Ben Oren
Name:	Ben Oren
Title:	Executive Vice President and Treasurer

LIBERTY BSI, INC., as a Guarantor

By:	/s/ Ben Oren
Name:	Ben Oren
Title:	Executive Vice President and Treasurer

LIBERTY TRIPADVISOR, LLC, as a Guarantor

By:	/s/ Ben Oren
Name:	Ben Oren
Title:	Executive Vice President and Treasurer

TRIPADVISOR, INC.,
as the Lender

By:	/s/ Linda C. Frazier
	Name:	Linda C. Frazier
	Title:	Chief Compliance Officer and Assistant Secretary

EXHIBIT A

Form of Assignment and Acceptance

To: Liberty TripAdvisor Holdings, Inc. as the Borrower (the “Borrower”)

From: Tripadvisor, Inc. (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Loan Agreement between the Borrower and the Existing Lender – dated March 20, 2025 (the “Agreement”)

1.

We refer to the Agreement. This is an Assignment and Acceptance. Terms defined in the Agreement have the same meaning in this Assignment and Acceptance unless given a different meaning in this Assignment and Acceptance.

2.	We refer to Section 10.4 of the Agreement:

(a)	The Existing Lender assigns absolutely to the New Lender all of its rights and obligations as an Existing Lender under the Agreement and the other Loan Documents

(b)	Following the Transfer Date, the Existing Lender is released from all the obligations as an Existing Lender.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed transfer date is [ ] (the “Transfer Date”).

4.	On the Transfer Date the New Lender becomes Party to the Loan Documents as a Lender.

5.	The Facility office and address, email address and attention details for notices of the New Lender for the purposes of Section 10.1 of the Agreement are set out in the Schedule attached hereto.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Section 10.4 of the Agreement.

7.	This Assignment and Acceptance acts as notice to the Borrower of the assignment referred to in this Assignment and Acceptance.

8.

This Assignment and Acceptance may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment and Acceptance.

9.	The Existing Lender represents that it has transfer all Collateral in its possession to the New Lender and ensured that the New Lender has a valid and perfected security interest in the Collateral.

10.	This Assignment and Acceptance and any non-contractual obligations arising out of or in connection with it are governed by New York law.

11.	This Assignment and Acceptance has been entered into on the date stated at the beginning of this Assignment and Acceptance.

[Facility office address, email address and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment and Acceptance is accepted by the Borrower, and the Transfer Date is confirmed as [ ].

Signature of this Assignment and Acceptance by the Borrower constitutes confirmation by the Borrower of receipt of notice of and their consent to the assignment referred to herein.

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:

EXHIBIT B

Form of Note

FOR VALUE RECEIVED, the undersigned (the “Borrower”) promises, subject to that which is set out below and in the Loan Agreement (as defined below), to pay to TripAdvisor, Inc., a Delaware corporation or its successors and permitted assigns (collectively, the “Lender”), in accordance with the provisions of the Loan Agreement (referred to below), the aggregate unpaid principal amount of each Loan made by the Lender to the Borrower under that certain Loan Agreement, dated as of March 20, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Liberty TripAdvisor Holdings, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, and the Lender. Terms used herein and not otherwise defined shall have the meaning assigned thereto in the Loan Agreement.

The Borrower’s obligations and/or liabilities under this Note are subject to the terms and conditions of the Loan Agreement.

The Borrower promises to pay interest on the aggregate unpaid principal amount of each Loan made by the Lender to the Borrower under the Loan Agreement from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Loan Agreement. All payments of principal and interest shall be made to the Lender in accordance with Section 2.9 of the Loan Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Loan Agreement.

This Note is one of the Notes referred to in the Loan Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of each applicable Guarantee and is secured by the applicable Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Loan Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of any kind in connection with this Note (including protest, demand, dishonor and non-payment).

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

B-1

BORROWER:

LIBERTY TRIPADVISOR HOLDINGS, INC.,

By:
Name:
Title:

B-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date of Loan	Amount of Loan Made	End of Interest Period (if applicable)	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-1

EXHIBIT C

Borrowing Request

From:	Liberty TripAdvisor Holdings, Inc. (the “Borrower”)

To:	Tripadvisor, Inc. (the “Lender”)

Dated:	[•]

To whom it may concern:

Re: Loan Agreement, dated March 20, 2025 (the “Agreement”), among the Borrower and the Lender

1.	We refer to the Agreement. This is a Borrowing Request. Terms defined in the Agreement have the same meaning in this Borrowing Request unless given a different meaning in this Borrowing Request.

2.	We wish to borrow a Loan on the following terms:

Funding Date:   [•]1

Loan amount:   US$ [•]

3.	The proceeds of such Loans are to be deposited in accordance with the following instructions: [specify wire instructions].

4.	This Borrowing Request is irrevocable.

LIBERTY TRIPADVISOR HOLDINGS, INC.

Name:
Title:

[1]	The Funding Date must be a Business Day.

C-1

EXHIBIT D-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of March 20, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Liberty TripAdvisor Holdings, Inc., a Delaware corporation (the “Borrower”), and Tripadvisor, Inc., as lender (the “Lender”).

Pursuant to the provisions of Section 2.15(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loans (as well as any note(s) evidencing the Loans) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT D-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of March 20, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Liberty TripAdvisor Holdings, Inc., a Delaware corporation (the “Borrower”), and Tripadvisor, Inc., as lender (the “Lender”).

Pursuant to the provisions of Section 2.15(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT D-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of March 20, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Liberty TripAdvisor Holdings, Inc., a Delaware corporation (the “Borrower”), and Tripadvisor, Inc., as lender (the “Lender”).

Pursuant to the provisions of Section 2.15(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT D-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement, dated as of March 20, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among Liberty TripAdvisor Holdings, Inc., a Delaware corporation (the “Borrower”), and Tripadvisor, Inc., as lender (the “Lender”).

Pursuant to the provisions of Section 2.15(g) of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loans (as well as any note(s) evidencing the Loans) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of the Loans (as well as any note(s) evidencing the Loans), (iii) with respect to the extension of credit pursuant to the Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

D-4